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                         CONSENT OF REGISTERED ENGINEER
                         ------------------------------



I hereby consent to the inclusion and reference of my report dated April 16, 2002 entitled "Reserve and Economic Report" for Delta Oil and Gas' interest in Production Specialties Company Liberty Valance 23-10, RD 1 as of 12/31/01 in the Form SB-2 Registration Statement to be filed by Delta Oil and Gas, Inc. with the United States Securities and Exchange Commission.




Dated the 14th day of May, 2002


/s/ Mark E. Anderson

Mark E. Andersen, P.E.


                                              Registered Professional Engineer
                                                     Mark E. Andersen
                                                     No. C53890
                                                     Exp. 12/31/03
                                                     Br. Civil
                                                  State of California